PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated September 8, 2017)	333-220317

3,115,000 Shares

Inuvo, Inc.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 3,115,000 shares of our common stock directly to the investors without a placement agent or underwriter in this offering at a price of $0.175 per share. We are not paying underwriting discounts or commissions, so the proceeds to us, before expenses, will be $545,125.00. We estimate the total expenses of this offering will be approximately $10,000.00.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $14,758,709 based on 56,861,631 shares of outstanding common stock, of which 11,644,999 shares were held by non-affiliates, and the last reported sale price of our common stock of $0.3264 per share on February 14, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold $4,125,000 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page S-4 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We expect to deliver the shares of common stock to the purchasers on or about March 27, 2020.

The date of this prospectus supplement is March 26, 2020

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-2
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	S-2
PROSPECTUS SUPPLEMENT SUMMARY	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-7
PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY	S-7
PLAN OF DISTRIBUTION	S-7
LEGAL MATTERS	S-7
EXPERTS	S-7
WHERE YOU CAN FIND MORE INFORMATION	S-7
INFORMATION INCORPORATED BY REFERENCE	S-8

Prospectus

ABOUT THIS PROSPECTUS	3
AVAILABLE INFORMATION	3
OUR COMPANY	4
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	4
RISK FACTORS	5
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	7
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	8
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	9
EXPERTS	9
INFORMATION INCORPORATED BY REFERENCE	9
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	10

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-8 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used herein, “Inuvo”, “we”, “us” or “our” refers to Inuvo, Inc., a Nevada corporation, and our subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into the base prospectus and this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” “should,” “predict,” “potential,” “continue,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

1	our history of losses, declining revenues and working capital deficit;

2	our ability to maintain our credit facility;

3	the unknown impact of the coronavirus on our company;

4	our reliance on revenues from a limited number of customers;

5	seasonality of our business which impacts our financial results and cash availability;

6	dependence on our supply partners;

7	our ability to acquire traffic in a profitable manner;

8	failure to keep pace with technology changes;

9	impact of possible interruption in our network infrastructure;

10	dependence on our key personnel;

11	regulatory and legal uncertainties;

12	failure to comply with privacy and data security laws and regulations;

13	third party infringement claims;

14	publishers who could fabricate fraudulent clicks;

15	our ability to continue to meet the NYSE American continued listing standards;

16	the impact of quarterly results on our common stock price; and

17	dilution to our stockholders upon the exercise of outstanding common stock options and restricted stock unit grants and the conversion of convertible notes.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying base prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying base prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying base prospectus, any other offering material or the documents incorporated by reference. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019, and our other filings with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

Our Company

Inuvo is a technology company that develops and sells information technology solutions for marketing. These platforms predictively identify and message online audiences for any product or service across devices, channels and formats, including video, mobile, connected TV, display, social and native. These capabilities allow Inuvo’s clients to engage with their customers and prospects in a manner that drives engagement from the first contact with the consumer. Inuvo facilitates the delivery of hundreds of millions of marketing messages to consumers every single month and counts among its clients numerous world-renowned names in industries that have included retail, automotive, insurance, health care, technology, telecommunications and finance. Inuvo has contractual relationships with three clients who collectively manage over 50% of all U.S. digital advertising spend.

Inuvo’s solution incorporates a proprietary form of artificial intelligence, or AI, branded the IntentKey. This sophisticated machine learning technology uses interactions with Internet content as a source of information from which to predict consumer intent. The AI includes a continually updated database of over 500 million machine profiles which Inuvo utilizes to deliver highly aligned online audiences to its clients. Inuvo earns revenue when consumers view or click on its client’s messages. Inuvo’s business scales through account management activity with existing clients and by adding new clients through sales activity.

As part of Inuvo’s technology strategy, it owns a collection of websites including alot.com and earnspendlive.com, where Inuvo creates content in health, finance, travel, careers, auto, education and living categories. These sites provide the means to test Inuvo’s technologies, while also delivering high quality consumers to clients through the interaction with proprietary content in the form of images, videos, slideshows and articles.

There are many barriers to entry associated with Inuvo’s business model, including a proficiency in large scale information processing, predictive software development, marketing data products, analytics, artificial intelligence, integration to the internet of things (IOT), and the relationships required to execute within the IOT. Inuvo’s intellectual property is protected by 17 issued and eight pending patents.

Corporate information

We are incorporated in Nevada. Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72210, and our telephone number is (501) 205-8508. Our fiscal year end is December 31. We maintain a corporate website at www.inuvo.com. Except as specifically set forth herein, the information which appears on our website at s not part of the prospectus or this prospectus supplement.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Inuvo, Inc.

Common stock offered by us	3,115,000 shares at a purchase price of $0.175 per share.

Common stock outstanding prior to the offering	56,861,631 (1)

Common stock to be outstanding after this offering	59,976,631 shares (1)

NYSE American symbol	INUV

Use of proceeds	We intend to use the next proceeds from this offering for working capital. See "Use of Proceeds."

Risk factors
This investment involves a high degree of risk. See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement beginning on page S-4 and the accompanying base prospectus beginning on page 5 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our common stock outstanding before and after this offering excludes 376,527 treasury shares, 54,030 shares held in the name of one of our subsidiaries and:

	•	18,248 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.74 per share;

	•	1,369,565 shares of our common stock issuable upon the conversion of outstanding convertible promissory note in the amount of $315,000 with a conversion price of $0.23 per share;

	•	2,568,951 shares of our common stock underlying outstanding restricted stock units;

	•	2,428,951 additional shares of our common stock reserved for future issuance under our equity incentive plans; and

	•	140,000 additional shares of our common stock reserved for future issuance under our equity director’s plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying base prospectus, as updated by annual, quarterly and other reports and documents that we file, or we are deemed to have filed, with the SEC and incorporate by reference into this prospectus supplement or the accompanying base prospectus could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our common stock. As a result, you could lose all or part of your investment.

Risks Related to this Offering of Securities

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways which increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for general working capital. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general may experience extreme volatility that is unrelated to the operating performance of listed companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We have never paid a dividend on our common stock. The determination of whether to pay dividends on our common stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorizes the issuance of up to 500,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the common stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our acquisitions and the development of strategic relationships by issuing equity securities and may continue to do so in the future, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our common stock price and trading volume could decline.

The trading market for our shares of common stock will be influenced by many factors, including without limitation, the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our common stock.

Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with distribution partners and key customers do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new distribution partners. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

1	our ability to attract new distribution partners, including the length of our sales cycles, or to sell increased usage of our service to existing distribution partners;

2	technical difficulties or interruptions in our services;

3	changes in privacy protection and other governmental regulations applicable to our industry;

4	changes in our pricing policies or the pricing policies of our competitors;

5	the financial condition and business success of our distribution partners;

6	purchasing and budgeting cycles of our distribution partners;

7	acquisitions of businesses and products by us or our competitors;

8	competition, including entry into the market by new competitors or new offerings by existing competitors;

9	discounts offered to advertisers by upstream advertising networks;

10	our history of litigation;

11	our ability to hire, train and retain sufficient sales, client management and other personnel;

12	timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;

13	concentration of marketing expenses for activities such as trade shows and advertising campaigns;

14	expenses related to any new or expanded data centers; and

15	general economic and financial market conditions.

Significant dilution will occur if outstanding options are exercised, restricted stock unit grants vest, or convertible notes are converted.

As of March 23, 2020, we had 3,956,764 shares of our common stock underling outstanding stock options, restricted stock units and a convertible promissory note. If outstanding stock options are exercised or restricted stock units vest, dilution will occur to our stockholders, which may be significant. If the convertible note is converted at a per share price of $0.23, then the noteholder shall receive 1,369,565 shares of our common stock.

We are unable to predict the impact of COVID-19 on our company. Because our company operates in the digital advertising industry, unlike a brick and mortar-based company, predicting the impact of the coronavirus pandemic on our company is difficult at this early stage in the viruses US expansion. Thus far, we have experienced a pause in marketing campaigns for two new IntentKey clients signed in March 2020 and a potential impact from a number of suppliers within ValidClick. Generally, marketing budgets tend to decline in times of a recession. We have started to curtail expenses, including travel and we have issued a work from home policy to protect our employees and their families from virus transmission associated with co- workers. We have not yet experienced interruptions in our daily operations as a result of these policies. We expect the revenue impact on our industry could vary dramatically by vertical. For example, we would expect to see less advertising demand from the travel, leisure and hospitality verticals and more advertising demand in the health, technology, insurance and pharmaceutical verticals. We also maintain long-standing relationships with Yahoo!, Google and Microsoft Online that provide access to hundreds of thousands of advertisers from which most of our ValidClick and digital publishing revenue originates. Any adverse impact on the operations of those companies would have a correspondingly adverse impact on our revenues in future periods. We will continue to assess the impact of the COVID-19 pandemic on our company, however, at this time we are unable to predict all possible impacts on our company, our operations and our revenues. Should revenues turn downwards both quickly and dramatically, we would not be in a strong position to offset equally as quickly with expenses.

USE OF PROCEEDS

We will have broad discretion in the use of the net proceeds from the sale of the shares of common stock offered under this prospectus supplement. We intend to use the net proceeds from the sale of our shares of common stock for general working capital.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is listed on the NYSE American LLC under the symbol "INUV.” As of March 23, 2020, there were approximately 411 record owners of our common stock. This amount does not reflect persons or entities that hold our common stock in nominee or “street” name through various brokerage firms.

Dividends

We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends subject to compliance with applicable Nevada law. Even if our board of directors decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We are offering the shares of common stock directly to certain investors. The offering is not being made through an underwriter or placement agent. We have entered into subscription agreements with these investors for the full amount of the offering. The form of subscription agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the subscription agreement. A purchaser’s obligation to purchase shares is subject to conditions set forth in the subscription agreement as well.

We expect that the sale of 3,115,000 shares will be completed on or about March 27, 2020. We estimate the total expenses of this offering which will be payable by us will be approximately $10,000.00.

NYSE American listing

The shares of our common stock are listed on NYSE American under the symbol “INUV.”

Transfer Agent

Our transfer agent is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, and its telephone number is (801) 355-5740.

LEGAL MATTERS

Pearlman Law Group LLP, Fort Lauderdale, Florida will provide us with an opinion as to certain legal matters in connection with the shares of common stock offered hereby.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our corporate website address is www.inuvo.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 15, 2019;

•
our Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 (filed May 15, 2019 as amended on June 19, 2019), June 30, 2019 (filed August 14, 2019) and September 30, 2019 (filed November 14, 2019, as amended on November 15, 2019);

•
our Current Reports on Form 8-K as filed with the SEC on May 6, 2019, May 9, 2019, May 15, 2019, June 12, 2019, June 21, 2019, July 11, 2019, July 15, 2019, July 17, 2019, July 26, 2019, October 7, 2019, March 17, 2020, March 20, 2020, and March 25, 2020; and

•	the description of our common stock contained in the registration statement on Form 8-A as filed with the SEC on February 28, 2005.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (501) 205-8508 or by writing us at the following address:

Inuvo, Inc.
500 President Clinton Boulevard
Suite 300
Little Rock, Arkansas 72201
Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.inuvo.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS

$15,000,000
Inuvo, Inc.

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having a maximum aggregate offering price of $15,000,000. When we decide to sell particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NYSE American under the symbol “INUV.” The last reported sale price of our common stock on August 29, 2017 was $1.03 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $27,366,115 based on 28,643,960 shares of common stock outstanding, of which 24,005,364 shares are held by non-affiliates, and a per share value of $1.14 based on the closing price of our common stock on the NYSE American on July 28, 2017. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 6. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 4 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $15,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used herein, “Inuvo”, “we”, “us” or “our” refers to Inuvo, Inc., a Nevada corporation, and our subsidiaries. Additionally, when used herein, "2016" refers to the year ended December 31, 2016, "2015" refers to the year ended December 31, 2015, and "2017" refers to the year ending December 31, 2017.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission’s Public Reference Room;

•	obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

•	obtain a copy from the Securities and Exchange Commission’s website at www.sec.gov.

Our Internet address is www.inuvo.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

We develop technology that connects advertisers with consumers through interactions with Inuvo ad-units on websites and apps across devices. The Inuvo MarketPlace provides the means to interact with tens of thousands of advertisers (Demand) and tens of thousands of online publishers (Supply). We interact with Demand/Supply constituents directly and indirectly. We serve ads within content, video and images. We target ads to consumers using our proprietary ConceptGraph machine learning technology that includes a database of 800 million machine profiles. We earn revenue when consumers view and click on our ads. We touch 90% of all US households weekly. Our business scales as we add Demand and Supply relationships with many barriers to entry including the ability to process hundreds of thousands of transactions per second.

Intellectual property is protected by eleven issued and eight pending patents. We count among our many contractual relationships, three clients who collectively manage over 50% of all US digital advertising budgets. Included within our Supply portfolio is a collection of owned websites such as alot.com and earnspendlive.com where we create content in health, finance, travel, careers, auto, education and living categories. These sites provide the means to test ad-tech, while also delivering high quality consumers to advertisers through interaction with proprietary content in the form of images, videos, slideshows and the written word.

We are focused on growth and expect to generate a positive cash flow for the long term. We expect to continue to make strategic investments principally in these areas: marketing technology that helps drive traffic to our owned websites; ad-units that perform better for publishers; demand technology that optimizes advertiser choices; supply technology that optimizes publisher yield; and audience targeting technology that improves the alignment of advertising with consumer and yield.

Corporate information

We were incorporated under the laws of the State of Nevada in October 1987 under the name North Star Petroleum, Inc. In May 1990, we changed our name to Gemstar Enterprises, Inc. In October 1998 we changed our name to CGI Holding Corp. In March 2006 we changed our name to Think Partnership Inc. and in September 2008 we changed our name to Kowabunga! Inc. Lastly, in July 2009 we changed our name to Inuvo, Inc.

Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201. Our telephone number at this location is (501) 205-8508. The information which appears on our website at www.inuvo.com is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act", and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act". These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of such terms or other comparable terminology. These factors include, but are not limited to our:

●	material dependence on our relationships with Yahoo! and Google;

●	dependence on relationships with distribution partners, and on the introduction of new products and services, which require significant investment;

●	dependence on our financing arrangements with Western Alliance Bank, which is collateralized by our assets;

●	dependence on our ability to effectively market and attract traffic;

●	need to keep pace with technology changes;

●	fluctuations of quarterly financial results and the trading price of our common stock;

●	vulnerability to interruptions of services;

●	dependence on key personnel;

●	vulnerability to regulatory and legal uncertainties and our ability to comply with applicable laws and regulations;

●	need to protect our intellectual property;

●	vulnerability to publishers who could fabricate clicks;

●	vulnerability to a downturn and to uncertainty in global economic conditions;

●	integration of our recent NetSeer asset acquisition;

●	requirement to adhere to the covenants and restrictions in our grant agreement with the state of Arkansas;

●	the dilutive impact to our stockholders from outstanding restricted stock grants, warrants and options; and

●	the seasonality of our business.

These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in Item 1A - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on February 16, 2017.

Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Inuvo and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, 500,000 shares of preferred stock, par value $0.001 per share. The following description of our common stock and our preferred stock is a summary. You should refer to our articles of incorporation for the actual terms of our capital stock.

Common stock

As of August 24, 2017 there were 28,643,960 outstanding shares of our common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred stock

The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing an amendment pursuant to the applicable laws of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. In addition, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Transfer agent

Our transfer agent is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, and its telephone number is (801) 355-5740.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the terms of the security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement. The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Inuvo from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•
a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; or

•
a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE American, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Inuvo will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Inuvo to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Inuvo to that agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the NYSE American, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE American, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP, 200 South Andrews Avenue, Suite 901, Fort Lauderdale, FL 33301.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2016 and 2015 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2016 filed February 16, 2017;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed August 8, 2017; and

•	Current Reports on Form 8-K (including 8-K/A) as filed on February 27, 2017, March 30, 2017, April 17, 2017, June 7, 2017 and June 19, 2017.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Inuvo, Inc., 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	a breach of the director's duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•	a transaction from which our director received an improper benefit; or

•	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provide that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

TABLE OF CONTENTS

	Page

About this Prospectus	2
Available Information	2	$15,000,000
Our Company	3
Cautionary Statements Regarding Forward-Looking Information	3
Risks Factors	4
Use of Proceeds	5
Description of Capital Stock	5
Description of Warrants	6	COMMON STOCK, PREFERRED STOCK,
Material Federal Income Tax Consequences	7	WARRANTS OR UNITS
Plan of Distribution	7
Legal Matters	8	PROSPECTUS
Experts	8
Information Incorporated By Reference	8	September 8, 2017
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	9

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